Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                         Payment Date     2/25/2004

Servicing Certificate
Beginning Pool Balance                             50,953,228.70
Beginning PFA                                               0.00
Ending Pool Balance                                47,423,368.48
Ending PFA Balance                                             -
Principal Collections                               5,129,576.60
Principal Draws                                     1,751,991.07
Net Principal Collections                           3,377,585.53
Active Loan Count                                          6,512

Current Month Repurchases                                      -
Current Month Repurchases - Due to Delinquency                 -


Interest Collections                                  687,976.61

Weighted Average Net Loan Rate                          4.73910%
Substitution Adjustment Amount                              0.00

Note Rate                                               1.32000%

Term Notes                                          Amount          Factor
Beginning Balance                                  44,012,667.16     0.3189826
Ending Balance                                     40,592,284.26     0.3114066
Principal                                           3,420,382.90     7.5760184
Interest                                              158,413.93     0.3508808
Interest Shortfall                                          0.00     0.0000000
Security Percentage                                      100.00%

Variable Funding Notes                              Amount
Beginning Balance                                           0.00
Ending Balance                                              0.00
Principal                                                   0.00
Interest                                                    0.00
Interest Shortfall                                          0.00
Security Percentage                                        0.00%


Certificates                                          469,339.78



Beginning Overcollateralization Amount              6,940,561.54
Overcollateralization Amount Increase (Decrease)     (109,477.32)
Outstanding Overcollateralization Amount            6,831,084.22
Overcollateralization Target Amount                 6,831,084.22

Credit Enhancement Draw Amount                              0.00
Unreimbursed Prior Draws                                    0.00


                                                     Number       Percent
                                          Balance   of Loans    of Balance
Delinquent Loans (30 Days)*          2,046,392.77      86          1.39%
Delinquent Loans (60 Days)*          1,200,942.33      45          0.81%
Delinquent Loans (90 Days)*            728,126.92      28          0.49%
Delinquent Loans (120 Days)*           426,967.39      17          0.29%
Delinquent Loans (150 Days)*           460,214.13      14          0.31%
Delinquent Loans (180 Days)*         1,671,266.32      56          1.13%
Foreclosed Loans                       475,216.91      19          0.32%
REO                                     80,518.74       3          0.05%

*Delinquency Figures Include Foreclosures, REO and Bankruptcy.

                                                               Liquidation To-Date
                                                              -------------------
Beginning Loss Amount                                               7,390,308.59
Current Month Loss Amount                                             152,274.69
Current Month Recoveries                                               13,094.36
                                                              -------------------
Ending Loss Amount                                                  7,529,488.92         1.67%

                                                               Recovery To-Date
                                                              -------------------
Beginning Recovery Amount                                             360,374.54
Current Month Recovery Amount                                          13,094.36
                                                              -------------------
Ending Recovery Amount                                                373,468.90

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00        0.00
Current Month Loss Amount                                                   0.00          0.00        0.00
Ending Amount                                                                  -             -           -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning Balance                                                           0.00
Withdraw relating to Collection Period                                      0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period               0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Funding Account
Beginning Funding Account Balance                                              -
Deposit to Funding Account                                                     -
Payment for Additional Purchases                                               -
Ending Funding Account Balance as of Payment Date                              -
Interest earned for Collection Period                                          -
Interest withdrawn related to prior Collection Period                          -

Prefunding Account
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00
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